                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K


                                Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                              SEPTEMBER 16, 1998
               -------------------------------------------------
               (Date of Report--Date of Earliest Event Reported)


                          INNOSERV TECHNOLOGIES, INC.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                     0-13608                  95-3619990
----------------------------          ------------          -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)          Identification No.)


                 320 WESTWAY, SUITE 530, ARLINGTON, TEXAS 76018
-------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)


                                (817) 468-3377
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


            -------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On September 15, 1998, shareholders of Innoserv Technologies, Inc., a California corporation (the "Company"), approved and adopted the First Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1998 (the "Merger Agreement"), by and among General Electric Company, a New York corporation acting on behalf of its GE Medical Systems division ("General Electric") and Diamond Merger Sub, Inc., a California corporation and an indirect subsidiary of General Electric ("Sub"). Pursuant to the Merger Agreement, Sub was merged (the "Merger") with and into the Company, with the Company being the surviving corporation of the Merger. As a result of the Merger, each share of common stock, par value $.01 per share, of the Registrant, was converted into $3.97 in cash and a right to receive a range of consideration between $.0 and $.28 in cash, depending on the outcome of the MEDIQ arbitration described below.

     General Electric is a New York corporation whose common stock is registered under the Securities Exchange Act of 1934, and traded on the New York Stock Exchange under the symbol "GE." General Electric engages in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity. General Electric's principal executive offices are located at 3135 Easton Turnpike, Fairfield, Connecticut 06431-0001, and its telephone number is (203) 373-2211.

     Pursuant to a prior Stock Purchase Agreement (the "MEDIQ Agreement"), upon the event of a change of control, MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), is entitled to a payment in exchange for, among other consideration, allowing the Company to repurchase 2,026,438 shares from MEDIQ. The per share right to receive a range of consideration is a result of a disagreement between MEDIQ and the Company as to the amount that would be owed to MEDIQ under the terms of the MEDIQ Agreement upon consummation of the Merger. MEDIQ believes it will be owed $4,052,876 upon consummation of the Merger, while the Company believes MEDIQ will be owed $3,218,997. Since the payment to the Company shareholders is conditioned on the payment to MEDIQ, the range of consideration between approximately $.0 and $.28 results. An arbitration to determine the amount of consideration is pending.

     The total amount of funds that will be required to pay shareholders, MEDIQ, and any holders of options pursuant to the Merger Agreement is approximately $16,300,000. General Electric intends to obtain the funds from internal sources.

     All of the outstanding stock options issued by the Company pursuant to the Company's stock option plans were canceled pursuant to the Merger Agreement on September 15, 1998.

     The foregoing summary of the terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

ITEM 5.  OTHER EVENTS.

     On September 16, 1998, the Company requested that the securities be delisted from the Nasdaq National Market System, effective as of such date. The Company has filed or intends to file shortly hereafter a statement on Form 15 with the Commission.

ITEM 7.  EXHIBITS.

  2.1 First Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1998, by and among General Electric Company, Diamond Merger Sub, Inc., and Registrant (previously filed as an Appendix to the Registrant's Information Statement on Schedule 14A dated August 31,
         1998).



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 1998

                                       INNOSERV TECHNOLOGIES, INC.
                                       Registrant



                                       By:  /s/ Thomas E. Hoefert
                                            ---------------------------------
                                            Thomas E. Hoefert, Vice President
                                            and Chief Financial Officer (duly
                                            authorized officer and principal
                                            financial and accounting officer)